Exhibit 99.1

UNITED FINANCIAL BANCORP, INC. ANNOUNCES COMPLETION OF ACQUISITION OF

NEW ENGLAND BANCSHARES, INC.

WEST SPRINGFIELD, MA — November 16, 2012 — United Financial Bancorp, Inc. (“UBNK”) (NASDAQ Global Select Market: UBNK), the holding company for United Bank, today announced the completion of its acquisition of New England Bancshares, Inc. (“NEBS”), the holding company for New England Bank. As a result of the merger, NEBS was merged with and into UBNK, with UBNK as the surviving entity, and New England Bank was merged with and into United Bank, with United Bank as the surviving entity.

Under the terms of the merger agreement, NEBS stockholders are receiving 0.9575 of a share of UBNK common stock for each share of NEBS common stock held. NEBS stockholders will receive information shortly on how to exchange their shares for the merger consideration.

“We are very pleased to announce the completion of our acquisition of New England Bancshares. We welcome the shareholders, customers and employees of New England Bank to United and we look forward to introducing our brand of banking in Connecticut,” said Richard B. Collins, President and CEO. “We remain focused on enhancing the value of our shareholders’ investment in our company and delivering the best possible banking experience to our customers.”

Effective as of the completion of the acquisition, former NEBS President and Chief Executive Officer David J. O’Connor and former NEBS director Thomas P. O’Brien were appointed to the Board of Directors of UBNK and United Bank.

Stifel Nicolaus Weisel acted as exclusive financial advisor to UBNK and FinPro Capital Advisors, Inc. acted as financial advisor to NEBS in connection with the transaction.

About United Financial Bancorp, Inc.

United Financial Bancorp, Inc. is a publicly owned corporation and the holding company for United Bank, a federally chartered bank headquartered at 95 Elm Street, West Springfield, MA 01090. United Financial Bancorp, Inc.’s common stock is traded on the NASDAQ Global Select Market under the symbol UBNK. As of September 30, 2012, United Financial Bancorp, Inc. had total consolidated assets of $1.68 billion. United Bank provides an array of financial products and services through its 16 branch offices and two express drive-up branches in the Springfield region of Western Massachusetts and six branches in the Worcester region of Central Massachusetts. United Bank also operates loan production offices located in Beverly, Massachusetts and Glastonbury, Connecticut. Through its Wealth Management Group, United Bank offers access to a wide range of investment and insurance products and services, as well as financial, estate and retirement strategies and products. For more information regarding United Bank’s products and services and for United Financial Bancorp, Inc. investor relations information please visit www.bankatunited.com or on Facebook at facebook.com/bankatunited.

Forward Looking Statements Disclaimer

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to United Financial Bancorp, Inc. or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above. Forward-looking statements speak only as of the date on which such statements are made. United Financial Bancorp, Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.